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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Selected Historical and Pro Forma Financial Data" and "Experts" and to the use of our report dated January 5, 1996 (except Note 12, as to which the date is October 24, 1996), in the Registration Statement (Form S-1) and related Prospectus of Dominick's Supermarkets, Inc. for the registration of its common stock.



                                          /s/ Ernst & Young LLP


Chicago, Illinois

October 24, 1996